Exhibit 99(b)

Exchange Agreement

                     July 15, 2010

Energy Future Holdings Corp.

Energy Future Intermediate Holding Company LLC

EFIH Finance Inc.

1601 Bryan Street

Dallas, TX 75201

Re:	Exchange of Securities Listed on Appendix A

Ladies and Gentlemen:

Certain clients (each a “Holder” and collectively, the “Holders”) of Western Asset Management Company (“Western”) beneficially own, and Western has discretionary authority on the date hereof with respect to, in the aggregate, the securities of Energy Future Holdings Corp., a Texas corporation (“EFH”), listed on Appendix A hereto under the heading “EFH Exchange Securities” (such securities, in such amount, being referred to as the “Exchange Securities”). Western, on behalf of the Holders, and the Issuers (as defined below) have discussed the exchange of the Exchange Securities for the aggregate principal amount of new securities (the “New Securities”) and the cash consideration pursuant to the Offer. This exchange agreement (this “Agreement”) sets forth the agreement among EFH, the Issuers and Western, on behalf of the Holders, regarding the terms of the exchange of the Exchange Securities for the New Securities and the delivery of Consents in respect of all of the Exchange Securities.

In connection with this exchange, EFH, the Issuers and Western, on behalf of each Holder, hereby agree as follows:

1. Defined Terms.

“Consent” means the consents to be sought in the Consent Solicitation.

“Consent Solicitation” means the solicitation by EFH of consents to approve the adoption of proposed amendments to the indenture governing the Existing Securities as described in the Offer Material.

“Existing Securities” means the securities listed on Appendix B hereto.

“Issuers” means Energy Future Intermediate Holding Company LLC, a Delaware limited liability company, and EFIH Finance Inc., a Delaware corporation.

Exchange Agreement

July 15, 2010

“Offer” means the exchange offers by the Issuers, on the terms and subject to the conditions described in the Offer Material, substantially on the terms set forth in the Offer attached hereto as Appendix C (without giving effect to any subsequent amendments except for any amendment by the Issuers to increase the consideration offered therein or to extend the exchange offers), to exchange the New Securities and the cash consideration for Existing Securities.

“Offer Material” means (a) the Registration Statement, (b) the Preliminary Prospectus and the Prospectus, (c) the related consent and letter of transmittal relating to the Offer and the Consent Solicitation, as supplemented and amended from time to time, (d) any Rule 165 Material, and (e) any other written material filed with the SEC or furnished by the Issuers to the holders of the Existing Securities in connection with the Offer.

“Preliminary Prospectus” means any preliminary prospectus included in the Registration Statement on the date on which the Offer commences or in any amendment thereto prior to the effectiveness of the Registration Statement (excluding the Prospectus) or any preliminary prospectus relating to the Offer filed with the SEC pursuant to Rule 424 under the Securities Act.

“Prospectus” means the final prospectus relating to the Offer in the form included in the Registration Statement at the time it becomes effective or, if used prior to the Expiration Date (as defined in the Preliminary Prospectus and the Prospectus), the final prospectus filed with the SEC pursuant to Rule 424 under the Securities Act.

“Registration Statement” means the registration statement on Form S-4, including the related Preliminary Prospectus, including any amendment thereto, for registration under the Securities Act of the Offer, to be filed by the Issuers with the SEC in connection with the commencement of the Offer.

“Rule 165 Material” means any written communication made in connection with or relating to the Offer in reliance on Rule 165 of the Securities Act and required to be filed by the Issuers with the SEC pursuant to Rule 425 under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

2. Exchange and Consent.

(a) Western shall (i) instruct custodians of Existing Securities in Holders’ accounts with respect to which Western has discretionary authority (the “Discretionary Authority Securities”) to tender or cause to be tendered the Discretionary Authority Securities pursuant to and in accordance with the terms of the Offer and (ii) otherwise use commercially reasonable efforts and act in good faith to cause the Discretionary Authority Securities to be tendered pursuant to and in accordance with the terms of the Offer, in each case as soon as practicable after commencement of the Offer but in any event not later than the Early Tender Date (as defined in the Offer Material). In furtherance of its agreement in the prior sentence, and

Exchange Agreement

July 15, 2010

not in limitation thereof, Western shall use its commercially reasonable efforts to cause custodians of Discretionary Authority Securities to obtain any Discretionary Authority Securities that are on loan to be returned to such custodian so that such securities may be tendered pursuant to and in accordance with the terms of the Offer.

(b) Western, on behalf of the Holders, acknowledges that the tendering of Discretionary Authority Securities pursuant to and in accordance with the terms of the Offer will be deemed to include delivery of such Holders’ Consents with respect to such Discretionary Authority Securities and that such Consents will be irrevocable unless and until this Agreement is terminated pursuant to Section 17 hereof.

(c) Western, on behalf of the Holders, hereby acknowledges and agrees that the obligation of the Issuers to exchange New Securities for any Exchange Securities in the Offer shall be subject to the terms and conditions of the Offer.

(d) Neither this Agreement nor any of its terms or substance shall be disclosed, directly or indirectly, to any other person except (i) on a confidential and need-to-know basis to your officers, directors, employees, affiliates, members, partners, stockholders, attorneys, accountants, agents and advisors and (ii) as may be compelled in a legal, judicial or administrative proceeding or as otherwise required by law or requested by a governmental authority (in which case you agree to inform us promptly thereof prior to such disclosure to the extent lawfully permitted to do so); provided that you may disclose this Agreement and the contents hereof (but not the identity of Western or any of the Holders) in the Offer Material and to any other party that executes and delivers an exchange agreement substantially similar to this Agreement prior to commencement of the Offer.

3. Representations, Warranties and Agreements of Western. Western hereby represents and warrants to each Issuer and agrees as follows:

(a) Organization and Qualification. Western is duly organized or formed, validly existing and in good standing, if applicable, under the laws of the jurisdiction in which it was formed.

(b) Authorization; Validity; Enforcement. Western has the requisite power and authority to enter into and perform its obligations under this Agreement, including, for the avoidance of doubt, to cause the Discretionary Authority Securities to be tendered pursuant to and in accordance with the terms of the Offer. The execution and delivery of this Agreement by Western on behalf of the Holders and the consummation by Western, on behalf of the Holders, of the transactions contemplated hereby have been duly authorized by all requisite action on behalf of Western, and no further consent or authorization is required by Western, its board of directors or similar governing body, or its equity holders. This Agreement has been duly executed and delivered by Western and (assuming due authorization, execution and delivery thereof by the other parties hereto) constitutes the legal, valid and binding obligation enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies (whether considered in a proceeding in equity or at law).

Exchange Agreement

July 15, 2010

(c) Securities. Western has no knowledge that any Holder is not the legal, economic and beneficial owner of its Exchange Securities, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind. As of the date of this Agreement, the Exchange Securities listed on Appendix A hereto constitute all of the Discretionary Authority Securities.

(d) No Brokers. Except for Western’s engagement of Houlihan Lokey, no broker, investment banker, finder or other person has been retained by or authorized to act on behalf of Western in connection with the exchange of the New Securities for the Exchange Securities, and no commission or other remuneration has been paid or given directly or indirectly by or on behalf of Western for soliciting such exchange.

(e) Qualified Institutional Buyer. Each Holder is a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act or an institutional “accredited investor” (as defined in Rule 501(a) under the Securities Act).

(f) Access to Information. Western, on behalf of each Holder, acknowledges that it has received and reviewed the Offer Material attached hereto as Appendix C. Western has had access to such financial and other information concerning the Issuers, their respective subsidiaries and the New Securities as it has deemed necessary in connection with its decision to enter into this Agreement and to acquire the New Securities, including reports filed with the SEC (including the risk factors set forth therein) and an opportunity to ask questions of and request information from the Issuers.

(g) No Other Consideration. Neither the Issuers nor any of their affiliates has, directly or indirectly, paid or cause to be paid any consideration to Western, on behalf of any of the Holders, as an inducement to enter into this Agreement or otherwise participate in the Offer and the Consent Solicitation, except to the extent set forth in the Offer Material.

(h) Accuracy of Representations. Western, on behalf of each Holder, acknowledges that the Issuers and others are relying upon the truth and accuracy of the foregoing representations, warranties and agreements and agrees that if any of such representations or warranties are no longer accurate as of a date made hereunder, Western shall promptly notify the Issuers.

4. Representations and Warranties of the Issuers. Each Issuer hereby represents and warrants to Western as follows:

(a) Organization and Qualification. Each Issuer is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated or formed, and has the requisite power and authority to own its properties and to carry on its business as now being conducted.

(b) Authorization; Validity; Enforcement. Each Issuer has the requisite power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of the Agreement by each Issuer and the consummation by each Issuer of the transactions contemplated hereby, including, without limitation, the issuance of the New

Exchange Agreement

July 15, 2010

Securities and the exchange therefor of the Exchange Securities, have been duly authorized by each Issuer, and no further consent or authorization is required by them, their respective boards of directors or similar governing bodies, or their respective equity holders. This Agreement has been duly executed and delivered by each Issuer, and (assuming due authorization, execution and delivery thereof by the other parties hereto) constitutes the legal, valid and binding obligation of each Issuer, enforceable against such Issuer in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies (whether considered in a proceeding in equity or at law).

(c) Consideration to Other Holders. Neither the Issuers nor any of their affiliates has, directly or indirectly, paid or cause to be paid any consideration to any other holder of any of the Existing Securities as an inducement to otherwise participate in the Offer and the Consent Solicitation, except to the extent set forth in the Offer Material.

(d) New Securities. When duly executed and delivered by the Issuers in exchange for the Existing Securities, the New Securities will constitute valid and binding obligations of the Issuers, entitled to the benefits of the indenture under which they are issued, enforceable against the Issuers in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

5. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when (a) delivered personally, (b) one business day after being delivered to a nationally recognized overnight courier or (c) when sent by facsimile (with confirmation of transmission received by the sender) to the parties at the following addresses (or at such other address as shall be specified by like notice):

If to the Issuers:

Energy Future Holdings Corp.

1601 Bryan Street

Dallas, TX 75201

Attention: Treasurer

Facsimile No.: (214) 812-4097

with a copy to (which copy shall not constitute notice):

Energy Future Holdings Corp.

1601 Bryan Street

Dallas, TX 75201

Attention: General Counsel

Facsimile No.: (214) 812-4607

Exchange Agreement

July 15, 2010

If to Western:

Western Asset Management Company

385 East Colorado Boulevard

Pasadena, CA 91101

Attention: Stephen Venable

Facsimile No.: (        )

with a copy to (which copy shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, CA 90071

Attention: Casey T. Fleck

Facsimile No.: (213) 687-5341

6. Amendment. Neither this Agreement nor any of the terms hereof may be amended, supplemented, waived or modified except by an instrument in writing signed by each of the parties hereto or, in the case of a waiver, the party against which the enforcement of such waiver is sought.

7. Governing Law; Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

8. Counterparts. This Agreement may be executed in one or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or PDF signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

9. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

10. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

11. Entire Agreement. This Agreement and the Confidentiality Agreement between the parties hereto dated July 14, 2010 constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

Exchange Agreement

July 15, 2010

12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. No party hereto shall assign or delegate this Agreement or any of its rights or obligations hereunder without the prior written consent of the other parties hereto.

13. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

14. Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

15. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party hereto.

16. Injunctive Relief. The Issuers and the Holders agree that irreparable damage would occur and that the Issuers would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specified terms or were otherwise breached. It is accordingly agreed that the Issuers shall be entitled to an injunction or injunctions to prevent breaches by the Holders of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which the Issuers are entitled at law or in equity.

17. Termination. This Agreement shall remain in full force and effect until terminated as follows:

(a) In the event that the Offer has not commenced within five business days after the date of this Agreement, this Agreement shall automatically terminate in its entirety.

(b) In the event that Discretionary Authority Securities have not been accepted for exchange in the Offers after the expiration of 30 business days from the commencement of the Offer.

(c) In the event that the Offer is terminated by the Issuers in its entirety through the withdrawal of the Registration Statement pursuant to Rule 477 (or its equivalent) under the Securities Act due to the failure of a condition to the Offer to be satisfied, then this Agreement shall automatically terminate in its entirety.

(d) This Agreement may be terminated in all or in part by the mutual agreement of the parties hereto.

[Remainder of page is intentionally blank.]

18. If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement between the Holders and the Issuers in accordance with its terms.

Very truly yours,

WESTERN ASSET MANAGEMENT, as investment manager and agent on behalf of certain of its clients

By:	/s/ Stephen Venable
Name:	Stephen Venable
Title:	Manager-US Legal

Confirmed and agreed to as of the date first above written:

Energy Future Holdings Corp.

By:	/s/ Anthony Horton
Name:	Anthony Horton
Title:	Senior Vice President and Treasurer

Energy Future Intermediate Holding Company LLC

By:	/s/ Anthony Horton
Name:	Anthony Horton
Title:	Senior Vice President and Treasurer

EFIH Finance Inc.

By:	/s/ Anthony Horton
Name:	Anthony Horton
Title:	Senior Vice President and Treasurer

SIGNATURE PAGE TO

EXCHANGE AGREEMENT